NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

NATURALNANO, INC.

WARRANT – Special D

Warrant No. 1	Dated: August 11, 2008

NaturalNano, Inc., a Nevada corporation (the "Company"), hereby certifies that, for value received, Technology Innovations, LLC or its registered assigns (the "Holder"), is entitled to purchase from the Company, on the terms and subject to the provisions of this Warrant, at the Exercise Price (hereinafter defined), at any time during the period (the “Exercise Period”) commencing on the date of this Warrant and ending at 5:30 P.M. New York City time, on February 11, 2011, the number of shares of common stock, par value $.001 per share (“Common Stock”), of the Company in an amount that would result, by virtue of the exercise of this Warrant only, in the holder having a Common Stock holding equal to 4.99% of the Common Stock of the Company on a fully diluted basis as of the date of the first exercise, in whole or in part of this Warrant; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which such banks are not authorized to close. The number of shares of Common Stock to be issued upon the exercise or conversion of this Warrant is to be determined on the date of the initial exercise of this Warrant, though the price to be paid for a share of Common Stock may be adjusted from time to time in the manner set forth in this Warrant. The shares of Common Stock deliverable upon such exercise or conversion, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares.”

1. Exercise of Warrant.

(a) This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price may be made either by check (subject to collection) or wire transfer in the amount of the Exercise Price. If this Warrant should be exercised in part only, whether pursuant to this Section 1(a) or pursuant to Section 1(b) of this Warrant, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. The Holder shall not be required to physically deliver this Warrant upon exercise of this Warrant pursuant to this Section 1(a) or on conversion of this Warrant as provided in Section 1(b) of this Warrant. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, or upon delivery of the notice of conversion or exercise without delivery of this Warrant, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

(b) In lieu of exercising this Warrant by payment of the Exercise Price pursuant to Section 1(a) of this Warrant, and subject to the limitations provisions of Section 1(c) of this Warrant, the Holder shall have the right, on notice to the Company, to convert this Warrant, in whole or in part to the extent that this Warrant has not been exercised pursuant to said Section 1(a) of this Warrant or converted pursuant to this Section 1(b), for the number of shares of Common Stock equal to a fraction of the number of shares of Common Stock as to which this Warrant is being converted, the numerator of which is excess of the Current Market Value (as defined below) per share over the total cash exercise price per share, and the denominator of which is the Market Price of the Common Stock as of the trading day immediately prior to the Conversion Date. For the purpose of this Warrant, the terms (x) “Current Market Value” shall be the last sales per share of the Common Stock (as reported by Bloomberg, L.P. or, if the Common Stock is traded on the Nasdaq Stock Market or the New York or American Stock Exchange, as reported by such market or exchange) as of the trading day immediately prior to the Conversion Date, and (y) “Market Price of the Common Stock” shall be the average of the low bid price per share of the Common Stock (as reported by Bloomberg L.P. or, if the Common Stock is traded on the Nasdaq Stock Market or the New York or American Stock Exchange, as reported by such market or exchange) for the five trading days prior to the Conversion Date. The “Conversion Date” shall mean, the date on which the Holder gives the Company notice of conversion by hand delivery or telecopier or email. In the event that Bloomberg, L.P. shall not provide such information, the information shall be provided by a person or entity that regularly provides price and volume information that is selected by the Holders of a majority of the Company’s warrants then outstanding, based on the number of shares of Common Stock issuable upon exercise of all of such outstanding warrants. The parties understand and agree that, for purposes of Rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), if the holder converts the Warrant pursuant to this Section 1(b), its holding period will commence on the date hereof.

(c) The Holder shall not be entitled to exercise or convert this Warrant to the extent that, on the date of such conversion or exercise, the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates, as defined in Act, on such date plus (ii) the number of shares of Common Stock issuable upon exercise or conversion of this Warrant would result in the Holder and its Affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock of the Company, except as expressly provided in Section 1(e) of this Agreement. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and Regulation 13d-3 of the Commission thereunder. This limitation shall not affect the ability of the Investor to exercise or convert the warrants in a manner which would result in the Company having issued in the aggregate shares of Common Stock in excess of the 4.99% limitation as long as the Holder does not, at any one time as a result of such conversion or exercise, beneficially own more than such percentage.

(d) The 4.99% Limitation shall terminate upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Company. A “Change in Control” means a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions. Upon the occurrence of a Change of Control, the Company shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the Holder.

2. Reservation and Delivery of Shares.

(a) The Company hereby agrees that it shall use commercially reasonable efforts to cause the Company to have reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise or conversion of this Warrant.

(b) Except as otherwise set forth herein, upon delivery of a completed Purchase Form accompanied, if the exercise is not a cashless exercise, by payment of the Exercise Price, not later than three (3) business days after the Exercise Date (such third day being the “Delivery Date”), the

Company shall deliver to the Holder a certificate or certificates which, after the effective date of a registration statement covering the shares of Common Stock issuable upon exercise of this Warrant (the “Effective Date”), shall be free of restrictive legends and trading restrictions (other than those required by the Securities Act) representing the number of shares of Common Stock being acquired upon such exercise. After the Effective Date, the Company shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section 2(b) electronically through the Depository Trust Company or another established clearing company performing similar functions if the Company’s transfer agent has the ability to deliver shares of Common Stock in such manner. If in the case of any exercise of this Warrant such certificate or certificates are not delivered to or as directed by the applicable Holder by the second day after the Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the conversion shall be deemed void ab initio.

(c) The Company’s obligations to issue and deliver the Common Stock upon exercise of this Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such shares. In the event the Holder shall elect to exercise this Warrant in whole or in part, the Company may not refuse to effect such exercise based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason unless an injunction from a court, on notice, restraining and or enjoining such exercise shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Value, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration or litigation of the dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue the Common Stock upon a properly executed Purchase Form. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 2(b) within two trading days of the Delivery Date applicable to such exercise, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Value of the Warrant being exercised, $50 per trading day (increasing to $100 per trading day three (3) trading days after such damages begin to accrue and increasing to $200 per trading day six (6) trading days after such damages begin to accrue) for each trading day after the Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(d) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 2(b) by the Delivery Date, and if after such Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder was entitled to receive upon the exercise relating to such Delivery Date (a “Buy-In”), then the Company shall pay in cash to the Holder the amount by which (a) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (i) the product of (x) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the exercise at issue multiplied by (y) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Borrowers. Nothing in this Section 2(d) shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant pursuant to its terms.

3. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise or conversion of this Warrant, the Company shall round the number of shares of Common Stock to be issued to the next higher integral number of shares

4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 11 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5. Rights of the Holder. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and the Note and are enforceable against the Company only to the extent set forth herein and therein, and as provided by applicable law.

6. Adjustments To Exercise Price; Warrant Shares. At any time after the first exercise of this Warrant, in whole or in part, the Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

(a) In case the Company shall, subsequent to the date of the initial issuance of this Warrant, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares or otherwise effect a stock split or distribution, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 6(a)) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 6(a)) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

(b)        For purposes hereof, the initial “Exercise Price” under this Warrant, prior to any of the adjustments described in this paragraph 6, shall be:

(x)

during the period prior to February 13, 2009, the price per share for the Company’s Common Stock (prior to any adjustment pursuant to the provisions of paragraph 6 hereof) calculated by dividing (i) $25 million, by (ii) the number of shares of Common Stock of the Company on a fully diluted basis (giving effect to the exercise of all outstanding options, warrants and other securities convertible into Common Stock of the Company); and

(y)

during the period after February 13, 2009 that this Warrant may be exercised, the price per share for the Company’s Common Stock (prior to any adjustment pursuant to the provisions of paragraph 6 hereof) calculated by dividing (i) $40 million, by (ii) the number of shares of Common Shares of the Company on a fully diluted basis (giving effect to the exercise of all outstanding options, warrants and other securities convertible into Common Stock of the Company).

(c)          For purposes of any exercise or conversion of this Warrant, the number of Warrant Shares to be delivered to the holder by reason of such exercise or conversion shall be the number of Warrant Shares that, determined on the date of the initial exercise under this Warrant, and taking into account only the exercise or conversion of this Warrant, would be that number of shares of Common Stock as would equal 4.99% of the Common Stock of the Company on a fully diluted basis, given the Exercise Price then in effect.

7. Officer’s Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by certified mail, return receipt requested and by telecopier and email, a copy of such certificate to the Holder at the Holder’s address set forth in the Company’s Warrant Register.

8. Notices To Warrant Holder. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Section 8 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

9. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, in the event that, as a result of any merger, consolidation, sale of assets or similar transaction, all of the holders of Common Stock receive and are entitled to receive no consideration other than cash in respect of their shares of Common Stock, then, at the effective time of the transaction, the rights to purchase Common Stock pursuant to the Warrants shall terminate, and the holders of the Warrants shall, notwithstanding any other provisions of this Warrant, receive in respect of each Warrant to purchase one (1) share of Common Stock, upon presentation of the Warrant Certificate, the amount by which the consideration per share of Common Stock payable to the holders of Common Stock at such effective time exceeds the Exercise Price in effect on such effective date, without giving effect to the transaction. In the event that, in such a transaction, the value of the consideration to be received per share of Common Stock is equal to or less than the Exercise Price, the Warrants shall automatically terminate and no consideration will be paid with respect thereof.

10. Transfer to Company with the Securities Act.

This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of such Act.

11.	Notices.

Any notice or other communication between parties hereto shall be sufficiently given if delivered:

to the Company, addressed to it at:

NaturalNano, Inc.

15 Schoen Place

Pittsford, NY 14534

Attention: Kent A. Tapper, CFO

Facsimile Number: 585-267-4855

Email address: ktapper@naturalnano.com;

and, if to Holder, addressed at:

Technology Innovations, LLC

15 Schoen Place

Pittsford, NY 14534

Fax:
Email address:

provided, however, that the parties may change its address for notices by delivery of a written notice to the other party at its then current address notices.

Dated as of August 11, 2008	NATURALNANO, INC.

By:
	Name:	Kent A. Tapper
	Title:	CFO

PURCHASE FORM

Dated: __________ __, 20

______

The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing _______ shares of Common Stock, and hereby makes payment of $____________ in payment of the Exercise Price therefor.

______	The undersigned hereby irrevocably converts this Warrant pursuant to the cashless conversion provisions of Section 1(b) of this Warrant with respect to _______ shares of Common Stock.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:______________________________________________________________________________________________________________________________________

(Please typewrite or print in block letters)

Signature:___________________________________________

Social Security or Employer Identification No.________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED,____________________________________________________________________________________________________________

hereby sells, assigns and transfer unto

Name ______________________________________________________________________________________________________________________________________

(Please typewrite or print in block letters)

Address____________________________________________________________________________________________________________________________________

Social Security or Employer Identification No._______________________

The right to purchase Common Stock represented by this Warrant to the extent of _________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ attorney to transfer the same on the books of the Company with full power of substitution.

Dated: ___________ __, 20__

Signature_________________________________________

Signature Medallion Guaranteed:

_________________________________________________